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                                                                    EXHIBIT 4(d)
Instruction No. 1


                         Indiana Michigan Power Company
                Unsecured Medium Term Notes, Series A


                                  Instructions
                                  (Fixed Rate)


To:   Bank of New York, as Trustee


Trade or sale date:   November 4, 1998


Principal Amount:    $ 50,000,000


Maturity Date:       11-10-2008


Interest Rate:        6.45%


Original Issue Date: 11-09-98


Public Offering Price:   100%


Presenting Agent's Commission:  .625%


Net Proceeds to Company:   99.375%


CUSIP No.:      45488P AA 8







Account number of participant  account maintained by DTC on behalf of Presenting
Agent:

      Salomon Smith Barney Inc                      # 274
      Merrill Lynch & Co                            #5132
      Merrill Lynch, Pierce, Fenner & Smith
           Incorporated

Account number of participant account maintained by DTC on behalf of Trustee:

      Bank of New York                              #0901


Each Presenting Agent's name and proportionate amount of Global Note:

      Salomon Smith Barney Inc.                       50%
      Merrill Lynch & Co                              50%
      Merrill Lynch, Pierce, Fenner & Smith
           Incorporated


Name in which the Note is to be registered (Registered Owner):

           Cede & Co.


Address and taxpayer identification number of Registered Owner and address for payment:

           The Depository Trust Company
           55 Water Street
           New York, NY  10041
           #13-2555119


Discount Security:  Yes___   No X

Yield to Maturity:  6.45%

Initial Accrual Period:   11-09-98 - 01-31-99


Account of Company into which net proceeds are to be deposited:

      Citibank  ABA #021-000-089          Account #0003-4403

Any Other Book-Entry Note represented by Global Security (to the extent known):

Redemption Provisions:

Redeemable:                        Yes        No  X
                  In Whole:        Yes        No  X
                  In Part:         Yes        No  X

      The Company sold $25,000,000 principal amount of the notes to Salomon Smith Barney Inc. and $25,000,000 principal amount of the notes to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as principals in this transaction, in each case for resale to one or more investors at the Public Offering Price stated above, or in certain circumstances, at varying prices related to prevailing market conditions at the time of resale as determined by Salomon Smith Barney Inc. or Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the case may be.




                         INDIANA MICHIGAN POWER COMPANY


                         By:____________________________
                           (President, Vice President,
                                  or Treasurer)